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                                                                    EXHIBIT 99.1


                          ALPHA-BETA TECHNOLOGY, INC.

                       1988 Stock Option and Grant Plan
                       --------------------------------


                                                              March 3, 1988 and
                                                              as amended through
                                                              April 3, 1996


1.   PURPOSE

     This Stock Option and Grant Plan (the "Plan") is intended as a performance incentive for directors, officers, employees, consultants and other key persons of Alpha-Beta Technology, Inc. (the "Company") or its Subsidiaries (as hereinafter defined) to enable the persons to whom options are granted (the "Optionees") or to whom shares of common stock are granted (the "Grantees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of "incentive stock options" ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), nonqualified stock options ("Nonqualified Options"), and outright grants of common stock under the Plan. The term "Subsidiaries" includes any corporations in which stock possessing fifty percent or more of the total combined voting power of all classes of stock is owned directly or indirectly by the Company.

2.   OPTIONS AND STOCK TO BE GRANTED AND ADMINISTRATION

     (a) Options granted under the Plan may be either Incentive Options or Nonqualified Options.

     (b) The Plan shall be administered by a committee (the "Option Committee") of not less than two directors appointed by the Board of Directors of the Company. Each member of
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the Option Committee shall be a "disinterested person" as that term is defined and interpreted pursuant to Rule 16b-3 or any successor rule thereto promulgated under the Securities Exchange Act of 1934, as amended. Action by the Option Committee shall require the affirmative vote of a majority of all its members.

     (c) Subject to the terms and conditions of the Plan, the Option Committee shall have the power:

          (i) To determine from time to time the options or stock to be granted to eligible persons under the Plan, to prescribe the terms and provisions (which need not be identical) of options, or stock, granted under the Plan to such persons, and to approve the grant of options or stock, as the case may be;

          (ii) To construe and interpret the Plan and grants thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Option Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any option agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Option Committee in the exercise of this power shall be final and binding upon the Company, Optionees and Grantees; and

          (iii) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

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3.   STOCK

     (a) The stock granted under the Plan, or subject to the options granted under the Plan, shall be shares of the Company's authorized but unissued common stock, par value $0.01 per share (the "Common Stock"). The total number of shares that may be issued under the Plan (whether pursuant to outright grants or options) shall not exceed an aggregate of 2,300,000 shares of Common Stock. Such number shall be subject to adjustment as provided in Section 7 hereof.

     (b) Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan.

4.   ELIGIBILITY

     (a) Incentive Options may be granted only to officers and other full-time employees of the Company or its Subsidiaries, including members of the Board of Directors who are also employees of the Company or its Subsidiaries. Nonqualified Options may be granted to (i) officers or other full-time employees of the Company or its Subsidiaries and (ii) members of the Board of Directors (including directors who are not employees of the Company or its Subsidiaries, but only to the extent provided in Sections 4(d) and 4(e) hereof) and consultants and other key persons who provide services to the Company or its Subsidiaries (regardless of whether they are also employees). Grants of Common Stock may be made to any officers, directors (including directors who are not employees of the Company or its Subsidiaries, but only to the extent provided in
Section 4(d) hereof), full- or part-time employees, consultants or other key persons of the Company.


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     (b)  No person shall be eligible to receive any Incentive Option under the
Plan, if at the date of grant such person beneficially owns stock representing in excess of ten percent of the voting power of all outstanding capital stock of the Company, unless notwithstanding anything in this Plan to the contrary (i) the purchase price for stock subject to such option is at least 110% of the fair market value of such stock at the time of the grant and (ii) the option by its terms is not exercisable more than 5 years from the date of grant thereof.

     (c) Notwithstanding any other provision of the Plan, the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

     (d) Notwithstanding any other provision of the Plan, each non-employee member of the Board of Directors (an "Outside Director") shall be granted options and stock only in accordance with, and subject to the provisions of this
Section 4(d) and Section 4(e) below.

          (i) Each Outside Director who first becomes a Director after May 31, 1995 pursuant to an election by the stockholders of the Company at an annual stockholders meeting shall automatically be granted, upon such election, a Nonqualified Option to purchase 12,000 shares of Common Stock. All Nonqualified Options granted under this Section 4(d)(i) shall vest in three ratable annual installments on the date of each of the next three annual stockholders meetings thereafter so long as such Outside Director remains a Director of the Company on such date and shall have a per share exercise price


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     which is equal to the per share fair market value of the Common Stock on the date such Nonqualified Options are granted.

          (ii) Each Outside Director who first becomes a Director after May 31, 1995 pursuant to appointment by the Board of Directors prior to the annual stockholders meeting at which that Director will stand for election shall automatically be granted, upon such appointment, a Nonqualified Option to purchase 12,000 shares of Common Stock subject to his or her subsequent election at that annual stockholders meeting. All Nonqualified Options granted under this Section 4(d)(ii) shall vest in three ratable annual installments on the anniversary dates of such appointment so long as such Outside Director remains a Director of the Company on such date and shall have a per share exercise price which is equal to the per share fair market value of the Common Stock on the date such Nonqualified Options are granted.

          (iii) Starting with the second anniversary of their first appointment or election to the Board of Directors or for existing class III Directors their re-election to the Board of Directors and continuing on each anniversary thereafter so long as such Outside Director remains a Director of the Company on such date, each Outside Director shall automatically be granted, on their anniversary date, a Nonqualified Option to purchase 5,000 shares of Common Stock. All Nonqualified Options granted under this Section 4(d)(iii) shall vest one year from the date of issue so long as such Outside Director remains a Director of the Company on such date and have a per share exercise price which is equal to

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     the per share fair market value of the Common Stock on the date such
     Nonqualified Options are granted.

          (iv) Each Outside Director serving as a Class I or Class II Director on May 31, 1995 will receive an additional Nonqualified Option to purchase 10,000 shares of Common Stock issued on July 1, 1995, with 5,000 option shares vesting on the date of issue and 5,000 option shares vesting July 1, 1996. The exercise price will be equal to fair market value of the Common Stock on the date such Nonqualified Options are granted.

          (v) Each Outside Director may elect not to receive the Nonqualified Options grant under this Section 4(d) by written notice delivered to the Option Committee prior to the date such Nonqualified Options would otherwise be granted hereunder. Notwithstanding any other provisions of this Plan, the provisions of this Section 4(d) may not be amended more than once every six months other than with respect to amendments effected to comply with, or conform to changes in, the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     (e) Each Outside Director may, pursuant to a written election delivered to the Company, receive all of such Outside Director's cash retainer and other cash fees payable to such Outside Director in respect of his or her attendance at any meetings of the Board of Directors or any committee thereof ("Director Fees") in the form of Nonqualified Options to purchase such number of shares of Common Stock having a present value equal to the amount of such Director Fees as shall be determined in accordance with the Black-Scholes option

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pricing model on the date or dates the Director Fees would otherwise be paid in cash. All Nonqualified Options granted under this Section 4(e) shall have a per share exercise price which is equal to the per share fair market value of the Common Stock on the date such Nonqualified Options are granted. Such election shall be effective no earlier than six months and one day following the date of such election. Any revocation of such election shall be effective six months and one day following the date of the revocation.

5.   TERMS OF THE OPTION AGREEMENTS

     Subject to the terms and conditions of the Plan, each option agreement shall contain such provisions as the Option Committee shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

     (a)  Expiration.  Notwithstanding any other provision of the Plan or of any
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option agreement, each option shall expire on the date specified in the option agreement, which date shall not be later than the tenth anniversary of the date on which the option was granted.

     (b)  Minimum Shares Exercisable.  The minimum number of shares with respect
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to which an option may be exercised at any one time shall be one hundred (100)
shares, or such lesser number as is subject to exercise under the option at the time.

     (c)  Exercise.  Each option shall be exercisable in such installments
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(which need not be equal) and at such times as designated by the Option
Committee. No option granted after March 16, 1992 shall be exercisable, either in whole or in part, until the expiration of six months from the date of grant. To the extent not exercised, installments shall accumulate and

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be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

     (d)  Purchase Price.  The purchase price per share of Common Stock under
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each Incentive Option shall be not less than the fair market value of the Common
Stock on the date such Incentive Option is granted. The purchase price per share of Common Stock under each Nonqualified Option granted after August 21, 1992 shall not be less than 85% of the fair market value of the Common Stock on the date such Nonqualified Option is granted. For the purposes of the Plan, the fair market value of the Common Stock shall be determined in good faith by the Option Committee.

     (e)  Rights of Optionees. No Optionee shall be deemed for any purpose to be
          -------------------
the owner of any shares of Common Stock subject to any option unless and until
(i) the option shall have been exercised pursuant to the terms thereof, (ii) all requirements under applicable law and regulations shall have been complied with to the satisfaction of the Company, (iii) the Company shall have issued and delivered the shares to the Optionee, and (iv) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

     (f)  Transfer.  No options shall be transferable by the Optionee other than
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by will or by the laws of descent and distribution, and may be exercised during the Optionee's lifetime only by the Optionee, or his or her guardian or legal representative.

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6.   METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

     (a) Any option granted under the Plan may be exercised by the Optionee by delivering to the Option Committee on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice").

     (b) Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either in (i) cash or by certified check or bank check or other instrument acceptable to the Company equal to the option price for the number of shares specified in the Notice (the "Total Option Price"), or (ii) if authorized by the applicable option agreement and if permitted by law, shares of Common Stock of the Company that the optionee may freely transfer, has beneficially owned for more than six months and having a fair market value, determined as provided in Section 5(d) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock.

     (c) The delivery of certificates representing shares of Common Stock to be purchased pursuant to the exercise of an option will be contingent upon the Company's receipt of the full exercise price of the option and the fulfillment of any other requirements contained in the option or applicable provisions of law.

7.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     (a) If the shares of the Company's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change

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in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind, and per share exercise price of shares or other securities subject to unexercised options or portions thereof granted prior to any such change. In the event of any such adjustment in an outstanding option, the Optionee thereafter shall have the right to purchase the number of shares under such option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

     (b) Adjustments under this Section 7 shall be determined by the Option Committee and such determinations shall be conclusive. The Option Committee shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

8.   EFFECT OF CERTAIN TRANSACTIONS

     In the case of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation in which the Company is acquired by another entity (other than a holding company formed by the Company) or in which the Company is not the surviving corporation, or (iii) the sale of all or substantially all of the property of the Company to another corporation, the Plan and the options issued hereunder shall terminate, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor corporation or parent thereof, with appropriate adjustment as to the number and kind of shares and the per

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share exercise prices, as provided in Section 7. In the event of such termination, all outstanding options shall be exercisable in full for at least fifteen days prior to the date of such termination whether or not otherwise exercisable during such period.

9.   CONDITION TO GRANTS OF COMMON STOCK

     As a condition precedent to the grant of Common Stock to any Grantee under the Plan, the Grantee shall grant to the Company such repurchase and first refusal rights on the Common Stock which is the subject of the grant as the Option Committee shall deem necessary or appropriate. No Common Stock granted after March 16, 1992 hereunder may be sold, transferred or otherwise disposed of by the Grantee for six months from the date of grant. The Option Committee may also impose such other terms and conditions on the grant of any Common Stock under the Plan as it may determine.

10.  AMENDMENT OF THE PLAN

     The Board of Directors may amend the Plan at any time, and from time to time, subject to the specific limitations set forth in Section 4(d), any required regulatory approval and the limitation that, except as provided in Sections 7 and 8 hereof, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where such amendment will:

     (a) increase the number of shares of Common Stock which may be granted, or as to which options may be granted, under the Plan;

     (b) change in substance Section 4 hereof relating to eligibility to participate in the Plan;

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     (c)  change the minimum option price;

     (d)  increase the maximum term of options provided herein; or

     (e) otherwise materially increase the benefits accruing to participants under the Plan.

     Except as provided in Sections 7 and 8 hereof, rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

11.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock or stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     The Plan shall not be deemed to confer upon any employee any right to continued employment with the Company or its Subsidiaries.

12.  GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

     (a) The obligation of the Company to deliver shares of Common Stock granted, and sell and deliver shares of Common Stock with respect to options granted, under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Option Committee.

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     (b)  The Plan shall be governed by Massachusetts law, except to the extent that such law is preempted by federal law.

13.  EFFECTIVE DATE OF PLAN; STOCKHOLDER APPROVAL

     The Plan shall become effective upon the date that it is approved by the Board of Directors of the Company; provided, however, that the Plan shall be subject to the approval of the Company's stockholders in accordance with applicable laws and regulations at an annual or special meeting held within twelve months of such effective date. No options granted under the Plan prior to such stockholder approval may be exercised until such approval has been obtained. No option may be granted under the Plan after the tenth anniversary of the effective date of the Plan.

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